QWEST DB/DC

                             MASTER TRUST AGREEMENT

                                 by and between

                         QWEST ASSET MANAGEMENT COMPANY

                                       and

                      BOSTON SAFE DEPOSIT AND TRUST COMPANY
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                                   QWEST DB/DC
                                   -----------
                             MASTER TRUST AGREEMENT
                             ----------------------

                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE

SECTION 1.  - GENERAL.........................................................2
      1.1     Definitions.....................................................2
      1.2     Compliance With Law.............................................3

SECTION 2.  - ESTABLISHMENT OF COMBINED MASTER TRUST..........................3
      2.1     Appointment and Acceptance of Master Trustee....................3
      2.2     Master Trustee Responsibilities.................................4
      2.3     Purpose; Exclusive Benefit......................................4

SECTION 3.  - AUTHORITIES.....................................................4
      3.1     Authorized Parties..............................................4
      3.2     Authorized Instructions.........................................5

SECTION 4.  - POWERS AND DUTIES...............................................5
      4.1     General Powers and Duties of Master Trustee.....................5
      4.2     Power of Attorney...............................................8
      4.3     Contractual Income and Settlement; Market Practice
              Settlements.....................................................9

SECTION 5.  - INVESTMENT OF THE FUND.........................................10
      5.1     Appointment of Investment Managers.............................10
      5.2     Directed Powers of Master Trustee..............................12
      5.3     Brokerage......................................................16
      5.4     Standard of Care...............................................16
      5.5     Force Majeure..................................................17

SECTION 6.  - INVESTMENT FUNDS...............................................17
      6.1     Establishment of Investment Funds..............................17
      6.2     Permissible Types of Investments...............................18
      6.3     Cash and Cash Balances.........................................19

SECTION 7.  - UNITS OF PARTICIPATION; VALUATION..............................19
      7.1     Units of Participation.........................................19
      7.2     Valuation of Investment Funds..................................20
      7.3     Valuation of Units.............................................20
      7.4     Valuation Rules................................................21

SECTION 8.  - ADDITIONS AND WITHDRAWALS......................................23
      8.1     Additions and Withdrawals......................................23
      8.2     Investment Cash in Short-Term Investment Funds of the Master
              Trustee........................................................24

(i)
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SECTION 9.  - REPORTING AND RECORDKEEPING....................................25
      9.1     Accountings by Master Trustee..................................25
      9.2     Review of Reports..............................................26
      9.3     Non-Fund Assets................................................27

SECTION 10. - COMPENSATION, EXPENSES, TAXES, INDEMNIFICATION.................27
     10.1     Compensation and Expenses......................................27
     10.2     Tax Obligations................................................28
     10.3     Indemnification................................................28
     10.4     Damages........................................................29

SECTION 11. - AMENDMENT, RESIGNATION, REMOVAL................................29
     11.1     Amendment......................................................29
     11.2     Removal or Resignation of Master Trustee.......................29

SECTION 12. - ADDITIONAL PROVISIONS..........................................30
     12.1     Loss of Qualification..........................................30
     12.2     Assignment or Alienation.......................................30
     12.3     Successors and Assigns.........................................30
     12.4     Governing Law..................................................30
     12.5     Necessary Parties..............................................31
     12.6     No Third Party Beneficiaries...................................31
     12.7     Representations................................................31
     12.8     Execution in Counterparts......................................31

(ii)
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                                   QWEST DB/DC
                             MASTER TRUST AGREEMENT


         THIS MASTER TRUST AGREEMENT, effective as of the 31st day of May, 2001, by and among Qwest Asset Management Company (the "Company"), in its corporate capacity, as a Named Fiduciary (as defined below) of the Qwest Pension Plan (the "DB Plan") and the US WEST Savings Plan/ESOP (the "DC Plan") and BOSTON SAFE DEPOSIT AND TRUST COMPANY (the "Master Trustee").

                                   WITNESSETH:

         WHEREAS, the DB Plan and the DC Plan are employee benefit plans intended to meet the requirements of ss. 401(a) of the Code for the benefit of the employees therein described (the "Plan", individually or the "Plans", collectively); and

         WHEREAS, the assets of the DB Plan are held in the Qwest Pension Trust established pursuant to a restated and amended Trust Agreement dated as of the 12th day of June, 1998, as amended (the "DB Trust"); and

         WHEREAS, the assets of the DC Plan are held in the US WEST Savings Plan/ESOP Trust established pursuant to an amended and restated Trust Agreement dated as of the 5th day of June, 1998 (the "DC Trust" and, together with the DB Trust, the "Participating Trusts"); and

         WHEREAS, the Company desires to establish a master trust to facilitate the combined investment of certain assets held in each of the Participating Trusts on a collective basis by the establishment of a combined master trust (the "DB/DC Master Trust"); and

         WHEREAS, the Plans of which the Participating Trusts form a part provide for one or more fiduciaries named in the Plans, or identified as a fiduciary pursuant to a procedure specified in the Plans, which have been allocated the power to manage and control the assets of the Plans (the "Named Fiduciary"), as described in Exhibit A; and
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         WHEREAS, the Investment Committee, as the Named Fiduciary, has the
power to appoint a trustee in accordance with the terms of the Plans and has appointed Boston Safe Deposit and Trust Company as Master Trustee;

         NOW, THEREFORE, the Company, in its corporate capacity and as Named Fiduciary, and the Master Trustee, each intending to be legally bound, agree as follows:

                              SECTION 1. - GENERAL
                              --------------------

         1.1 Definitions. The terms used herein shall have the following meanings:

                  (a) "Agreement" means this instrument, including all amendments thereto.

                  (b) "Authorized Instructions" means all directions and instructions to the Master Trustee from an Authorized Party provided in accordance with Section 3.2 of this Agreement.

                  (c) "Authorized Party" means any person or entity properly identified by the Company, the Named Fiduciary, the DC Trustee, the DB Trustee or the Investment Manager to the Master Trustee in accordance with
Section 3.1 of this Agreement.

                  (d) "Code" means the Internal Revenue Code of 1986, as amended.

                  (e) "DB Trustee" means the trustee of the DB Trust, currently Boston Safe Deposit and Trust Company.

                  (f) "DC Trustee" means the trustee of the DC Trust, currently Bankers Trust.

                  (g) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

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                  (h)      "Investment Fund" means one of the separate
investment funds established pursuant to Section 6.1 of this Agreement, to which the particular provision of the Agreement is being applied.

                  (i) "Investment Manager" means an investment manager, within the meaning of ss. 3(38) of ERISA which has been appointed by the Named Fiduciary with respect to an Investment Fund pursuant to Section 5.1.

                  (j) "Master Trust Fund" means all of the assets held pursuant to this Agreement as such assets shall exist from time to time.

                  (k) "Tax Obligations" means the responsibility for payment of taxes, withholding, certification and reporting requirements, claims for exemptions or refund, interest, penalties and other related expenses of the Master Trust Fund.

         1.2 Compliance with Law. The DB/DC Master Trust is intended to comply with ERISA and to be tax-exempt under ss. 501(a) of the Code. The Company represents that the Plans are qualified under ss. 401 (a) of the Code and shall immediately notify the Master Trustee if any Plan ceases to be so qualified.

                SECTION 2. - ESTABLISHMENT OF DB/DC MASTER TRUST
                ------------------------------------------------

         2.1 Appointment and Acceptance of Master Trustee. The Named Fiduciary hereby appoints BOSTON SAFE DEPOSIT AND TRUST COMPANY as Master Trustee of the DB/DC Master Trust with respect to the Master Trust Fund. The Master Trust Fund shall be held by the Master Trustee in trust and dealt with in accordance with the provisions of this Agreement. The Master Trustee hereby accepts its appointment as master trustee, acknowledges that it assumes the duties established by this Agreement and agrees to be bound by the terms contained herein.

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         2.2      Master Trustee Responsibilities. The Master Trustee is not a
party to, and has no duties or responsibilities under, any of the Plans other than those that may be expressly contained in this Agreement except to the extent that the Master Trustee is also the trustee of a Participating Trust. In any case in which a provision of this Agreement conflicts with any provision in a Plan or any trust agreement relating to the Participating Trusts, this Agreement shall control. The Master Trustee shall have no duties, responsibilities or liability with respect to the acts or omissions of any trustee of a Participating Trust except to the extent that the Master Trustee is also the trustee of such Participating Trust.

         2.3 Purpose; Exclusive Benefit. This DB/DC Master Trust is established and shall be operated exclusively for the collective investment of certain of the assets of the Participating Trusts. Except as may be permitted by law or by the terms of the Plans or this Agreement, at no time prior to the satisfaction of all liabilities with respect to participants and their beneficiaries under the Plans shall any part of the Master Trust be used for or diverted to any purpose other than for the exclusive benefit of the participants and their beneficiaries.

                            SECTION 3. - AUTHORITIES
                            ------------------------

         3.1 Authorized Parties. The Company shall furnish the Master Trustee with a written list of the names, signatures and extent of authority of all persons authorized to direct the Master Trustee and otherwise act on behalf of the Company and the Participating Trusts under the terms of this Agreement. The Named Fiduciary will provide the Master Trustee with a written list of the names, signatures and extent of authority of all persons authorized to act on behalf of the Named Fiduciary. The Named Fiduciary shall cause the DB Trustee, the DC Trustee and each Investment Manager appointed in accordance with Section
5.1 to furnish the Master Trustee with a written list of the names and signatures of the person or persons who are authorized to represent the DB

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Trustee, the DC Trustee or an Investment Manager, respectively. The Master
Trustee shall be entitled to rely on and shall be fully protected in acting upon direction from an Authorized Party until notified in writing by the Company, the Named Fiduciary, the DB Trustee, the DC Trustee or the Investment Manager, as appropriate, of a change of the identity of an Authorized Party and, except as provided by ERISA, the Master Trustee shall not be responsible or liable for any diminution of value of any securities or other property held by the Master Trustee (or its subcustodians), except with respect to any property for which the Trustee is acting as Investment Manager in which event its responsibility and liability shall be determined based on the agreement pursuant to which it has been appointed Investment Manager and applicable law.

         3.2 Authorized Instructions. All directions and instructions to the Master Trustee from an Authorized Party shall be in writing, transmitted by mail or by facsimile or shall be an electronic transmission, provided the Master Trustee may, in its discretion, accept oral directions and instructions and may require confirmation in writing. The Master Trustee shall be entitled to rely on and shall be fully protected in acting in accordance with all such directions and instructions which it reasonably believes to have been given by an Authorized Party and in failing to act in the absence thereof.

                         SECTION 4. - POWERS AND DUTIES
                         ------------------------------

         4.1 General Powers and Duties of Master Trustee. In administering the DB/DC Master Trust, the Master Trustee shall be specifically authorized to:

                  (a) Appoint custodians, subcustodians or sub-trustees, domestic or foreign (including affiliates of the Master Trustee), as to part or all of the Master Trust Fund, except that the indicia of ownership of any asset of the Master Trust Fund shall not be held outside the jurisdiction of the

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District Courts of the United States unless in compliance with ss. 404(b) of
ERISA and regulations thereunder; provided that the Master Trustee shall not be liable for the acts or omissions of any custodian or subcustodian appointed under this Section 4.1(a) pursuant to Authorized Instructions;

                  (b) Hold property in nominee name, in bearer form, or in book entry form, in a clearinghouse corporation or in a depository (including an affiliate of the Master Trustee), so long as the Master Trustee's records clearly indicate that the assets held are a part of the Master Trust Fund; provided that the Master Trustee shall not be responsible for any losses resulting from the deposit or maintenance of securities or other property (in accordance with market practice, custom or regulation) with any recognized foreign or domestic clearing facility, book-entry system, centralized custodial depository, or similar organization;

                  (c) Collect income payable to and distributions due to the Master Trust Fund and sign on behalf of the DB/DC Master Trust any declarations, affidavits, certificates of ownership and other documents required to collect income and principal payments, including but not limited to, tax reclamations, rebates and other withheld amounts; provided that the Master Trustee shall not be responsible for the failure to receive payment of (or late payment of) distributions with respect to securities or other property of the Master Trust Fund except where the failure is the result of negligence or willful misconduct of the Master Trustee or its affiliates;

                  (d) Subject to the timely receipt of notice from an issuer or an Authorized Party, collect proceeds from securities, certificates of deposit or other investments which may mature or be called;

                  (e) Submit or cause to be submitted to the Named Fiduciary or the Investment Manager, as designated by the Named Fiduciary, on a best efforts basis all information actually received by the Master Trustee regarding ownership rights pertaining to property held in the Master Trust Fund;

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                  (f)      Attend to involuntary corporate actions;

                  (g) Determine the fair market value of the Master Trust Fund daily, or for such other period as may be mutually agreed upon, in accordance with methods consistently followed and uniformly applied. In determining fair market value of the Master Trust Fund, the Master Trustee shall be entitled to rely on and shall be protected in relying on values provided by an Authorized Party;

                  (h) Render periodic statements for property held hereunder;

                  (i) Subject to the prior written approval of the Named Fiduciary, settle, compromise, or submit to arbitration any claims, debts, or damages, due or owing to or from the Master Trust Fund, extend the time of payment of any obligation due the Master Trust Fund, commence or defend suits or legal proceedings and represent the Master Trust Fund in all suits or legal proceedings in any court or before any other body or tribunal;

                  (j) Employ suitable agents and legal counsel, who may be counsel for the Company, and, as a part of its reimbursable expenses under this Agreement, pay their reasonable compensation and expenses. In the event that the Master Trustee obtains written approval from the Named Fiduciary for the employment of counsel, the Master Trustee shall be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice;

                  (k) To the extent consistent with applicable law, deposit cash in interest bearing accounts or non-interest bearing accounts, in either case in the banking department of the Master Trustee or an affiliated banking organization;

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                  (l)      Take all action necessary to pay for authorized
transactions or make authorized distributions, provided that, unless otherwise provided in Section 10.1 of this Agreement, the power to borrow or raise moneys from any lender, which may be the Master Trustee in its corporate capacity or any affiliate or agent of the Master Trustee, shall be exercised as directed by the Named Fiduciary;

                  (m) Take any and all actions, including the appointment of agents, necessary to settle transactions in futures and/or options contracts, short-selling programs, foreign exchange or foreign exchange contracts, swaps, synthetic GICs, BICs and similar instruments and other derivative investments;

                  (n) Make, execute and deliver any and all documents, agreements or other instruments in writing as is necessary or desirable for the accomplishment of any of the powers and duties in this Agreement; and

                  (o) Generally take all action, whether or not expressly authorized, which the Master Trustee may deem necessary or desirable for the fulfillment of its duties hereunder. Unless specifically provided otherwise in this Section 4.1, the powers described in this Section 4.1 may be exercised by the Master Trustee with or without Authorized Instructions, but where the Master Trustee acts on Authorized Instructions, the Master Trustee shall be fully protected as described in Section 3.2.

         4.2 Power of Attorney. The Named Fiduciary appoints the Master Trustee as the DB/DC Master Trust's true and lawful attorney-in-fact and authorizes the Master Trustee to delegate the power of attorney to its global custodians with full powers of substitution to:

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                  (a)      Sign, file and deliver all requests or claims for
refund or reduction of , or exemption from, any withholding or similar taxes, collect the refund of the tax and transfer the amounts collected as directed;

                  (b) Vote securities or execute proxies held in the DB/DC Master Trust as directed and exercise rights as directed, related to the securities as a result of corporate actions;

                  (c) Safekeep securities in the name of the DB/DC Master Trust, receive dividends, interest, other payments and sale proceeds on behalf of the DB/DC Master Trust, sign on behalf of the DB/DC Master Trust any and all forms pertaining to instructions for sale or purchase of securities, and give specific instructions regarding securities, cash and related transactions that are registered in the name of the DB/DC Master Trust.

                  The global custodian is authorized to perform any other actions necessary to carry out the intent of this Section.

                  Any charges or expenses incurred in connection with acts permitted under this Section shall be paid by the DB/DC Master Trust.

         4.3      Contractual Income and Settlement; Market Practice
Settlements.

                  (a) Contractual Income. In accordance with the Master Trustee's standard operating procedure, the Master Trustee shall credit the Master Trust Fund with income and maturity proceeds on securities on contractual payment date net of any taxes or upon actual receipt. To the extent the Master Trustee credits income on contractual payment date, the Master Trustee may reverse such accounting entries to the contractual payment date if the Master Trustee reasonably believes that such amount will not be received.

                  (b) Contractual Settlement. In accordance with the Master Trustee's standard operating procedure, the Master Trustee will attend to the settlement of securities transactions on the basis of either contractual

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settlement date accounting or actual settlement date accounting. To the extent the Master Trustee settles certain securities transactions on the basis of contractual settlement date accounting, the Master Trustee may reverse to the contractual settlement date any entry relating to such contractual settlement if the Master Trustee reasonably believes that such amount will not be received.

                  (c) Market Practice Settlements. Settlements of transactions may be effected in trading and processing practices customary in the jurisdiction or market where the transaction occurs. The Named Fiduciary acknowledges that this may, in certain circumstances, require the delivery of cash or securities (or other property) without the concurrent receipt of securities (or other property) or cash. In such circumstances, the Master Trustee shall have no responsibility for nonreceipt of payment (or late payment) or nondelivery of securities or other property (or late delivery) by the counterparty unless the nonreceipt is due directly to the negligence or willful misconduct of the Master Trustee or its affiliates. All settlements of transactions shall be carried out through the Master Trustee and each Investment Manager is authorized to issue instructions to the Master Trustee with respect to all deliveries of funds or securities in connection with the settlement of transactions entered into with respect to an Investment Fund (or Sub-Fund) at the direction of such Investment Manager.

                       SECTION 5.- INVESTMENT OF THE FUND
                       ----------------------------------

         5.1 Appointment of Investment Managers. The Named Fiduciary shall have the power to appoint and remove one or more Investment Managers, which may be the Master Trustee or an affiliate of the Master Trustee, as investment manager(s) for each Investment Fund established pursuant to Section 6.1 and shall monitor the investment performance of each such Investment Manager. If the Named Fiduciary appoints more than one Investment Manager for any one Investment

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Fund, the Named Fiduciary shall designate a specified portion of such Investment
Fund to be managed by each such Investment Manager, each such portion being referred to herein as a "Sub-Fund" of an Investment Fund. In its discretion, and upon prior written notice to the Master Trustee as agreed by the Named Fiduciary and the Master Trustee , the Named Fiduciary may change the percentage of the assets of such Investment Fund that are allocated to the Sub-Funds thereunder.

         It is the Named Fiduciary's intent that all of the assets in each Investment Fund will, at all times, be subject to the management and control of an Investment Manager. If for whatever reason at any time there is no Investment Manager in place with respect to any such assets, the Named Fiduciary shall become responsible for such assets as if it were the Investment Manager and, in such event, all references to Investment Manager herein with respect to such assets shall be references to the Named Fiduciary.

         Except as may be provided in a separate investment management agreement, the Master Trustee shall not be responsible, directly or indirectly, for the investment or reinvestment of the assets of the Master Trust Fund, which investment and reinvestment (including, without limitation, all actions taken by the Master Trustee at the direction of the Investment Manager in connection therewith) shall be the sole responsibility of the Investment Manager with respect to such assets. The Master Trustee shall be entitled to rely entirely on an Investment Manager's directions, shall be under no duty to determine or make inquiry whether an Investment Manager's directions received by it are in accordance with the provisions of the Participating Trusts, the Plans or applicable law, and shall have no duty to review or recommend the sale, retention, or other disposition of any assets purchased or retained in accordance with an Investment Manager's directions. Except as provided by ERISA, the Master Trustee shall have no liability for any loss to the Master Trust Fund

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resulting from the purchase, sale, or retention of any assets or the taking of any other action in accordance with an Investment Manager's directions, or resulting from not having sold such assets so purchased or retained or from not having taken any other action in the absence of an Investment Manager's directions, to make such sale or take any other action.

         5.2 Directed Powers of Master Trustee. In addition to the powers enumerated in Section 4.1, the Master Trustee shall have and exercise the following powers and authority in the administration of the Master Trust Fund; provided, however, that such powers and authority are to be exercised by the Master Trustee with respect to the assets of any Investment Fund (or Sub-Fund) only as directed by the Investment Manager that has been appointed to direct the investment of such Investment Fund (or Sub-Fund).

                  (a) Settle purchases and sales and engage in other transactions, including free receipts and deliveries, exchanges and other voluntary corporate actions, with respect to securities or other property received by the Master Trustee;

                  (b) Sell for cash, to convert, redeem, or exchange for other securities or other property, to tender securities pursuant to tender offers, or otherwise to dispose of any securities or other property at any time held by the Master Trustee;

                  (c) Exercise any conversion privilege and/or subscription right available in connection with any securities or other property at any time held by it; to oppose or to consent to the reorganization, consolidation, merger, or readjustment of the finances of any corporation, company, association, or any other entity, or to the sale, mortgage, pledge, or lease of the property of any corporation, company, association, or other entity any of the securities of which may at any time be held by it and to do any act with reference thereto, including the exercise of options, the making of agreements

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or subscriptions and the payment of expenses, assessments or subscriptions which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other property which it may so acquire; and to deposit any property in any voting trust or with any protective, reorganization or similar committee or with depositories designated thereby, to delegate power thereto, and to pay or agree to pay part of the expenses and compensation of any such committee and any assessments levied with respect to property so deposited;

                  (d) Exercise, personally, by proxy, or by general or limited power of attorney, any right privilege, or other option including the right to vote, appurtenant to any securities or other property held by it at any time;

                  (e) Invest and reinvest all or any part of the assets of such Investment Fund (or Sub-Fund), and to hold part of the Investment Fund (or Sub-Fund) uninvested;

                  (f) Purchase, enter into, sell, hold, and generally deal in any manner in and with contracts for the immediate or future delivery of financial instruments of any issuer or of any other property; to grant, purchase, sell, exercise, permit to exercise, permit to be held in escrow, and otherwise to acquire, dispose of, hold, and generally deal in any manner with and in all forms of options in any combination; and, in connection with its exercise of the powers herein above granted, to deposit any securities or other property as collateral with any broker-dealer or other person, and to take all other appropriate action in connection with such contracts;

                  (g) Establish an account with a securities broker-dealer in order to effect various securities transactions, including but not limited to short sales transactions and other margin transactions which may include the carrying of securities on margin, and to allow such broker-dealer or a mutually agreed upon third party agent to hold as margin in connection therewith certain property of the Master Trust Fund;

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                  (h)      Enter into agreements (sometimes referred to as
"swaps") to exchange cash flows or other amounts (as specified in or determined in accordance with such agreement), including, without limitation, interest rate swaps, currency swaps, caps, collars, or floors, or any option with respect to any such transaction;

                  (i) Borrow money, with or without security, from any legally permissible source, to encumber property by mortgages or deeds of trust to secure repayment of such indebtedness, to assume existing mortgages or deeds of trust on acquired properties, and to acquire properties subject to existing mortgages or deeds of trust;

                  (j) Form corporations and to create trusts to hold title to any securities or other property, all upon such terms and conditions as may be deemed advisable by the Investment Manager;

                  (k) Lend the assets of the Master Trust Fund in accordance with the terms and conditions of a separate lending agreement;

                  (l) Settle investments in any collective investment fund, including a collective investment fund maintained by the Master Trustee or an affiliate and appoint agents and sub-trustees. To the extent that any investment is made in any such collective investment fund, the terms of the collective trust indenture shall solely govern the investment duties, responsibilities and powers of the trustee of such collective investment fund and, to the extent required by law, such terms, responsibilities and powers shall be incorporated herein by reference and shall be a part of this Agreement. For purposes of valuation, the value of the interest maintained by the Fund in such collective investment fund shall be the fair market value of the collective investment fund

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units held, determined in accordance with generally recognized valuation procedures. The Named Fiduciary expressly understands and agrees that any such collective investment fund may provide for the lending of its securities by the collective investment fund trustee and that such collective investment fund trustee will receive compensation for the lending of securities that is separate from any compensation of the Master Trustee hereunder, or any compensation of the collective investment fund trustee for the management of such fund. The Master Trustee is authorized to invest in a collective fund which invests in Mellon Financial Corporation stock in accordance with the terms and conditions of the Department of Labor Prohibited Transaction Exemption 95-56 (the "Exemption") granted to Mellon Bank, N.A. and its affiliates and to use a cross-trading program in accordance with the Exemption. The Named Fiduciary acknowledges receipt of the notice entitled "Cross-Trading Information", a copy of which is attached to this Agreement as Exhibit B;

                  (m) Enter into any Insurance Contract with any insurance company or companies, either for the purposes of investment or otherwise. The Master Trustee shall not be responsible in any way for the form, terms, payment provisions or issuer of any Insurance Contract which it is directed to purchase and hold, or for performing any functions under any such Insurance Contract which it may be directed to purchase and hold as contract holder thereunder (other than the execution of any documents incidental thereto and transfer or receipt of funds thereunder in accordance with the Investment Manager's directions);

                  (n) Generally to exercise the same powers as an owner of property and to do all acts, whether or not expressly authorized, which may be considered necessary or desirable by the Investment Manager for the protection of such Investment Fund (or Sub-Fund).

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         The Master Trustee shall not be responsible in any way for the form, terms (including, without limitation, any representations and warranties given by it on behalf of the Master Trust Fund) or payment provisions of, or the identity of the counterparty to, any contract or agreement which it is directed to enter into by an Investment Manager, or for performing any functions under any such agreement whether pursuant to such agreement or otherwise directed by such Investment Manager. In connection therewith, the Master Trustee shall be entitled to rely upon any representation or direction given by the Investment Manager, including, without limitation, any direction regarding the accuracy of any such representations and warranties or regarding the Investment Manager's authority to give such directions, and shall be under no obligation to perform any independent investigation or review regarding any of the foregoing; provided, however, that nothing herein shall relieve the Master Trustee from any liability for any acts taken or omitted by such Master Trustee for which it has responsibility under this Agreement, or for any acts taken or omitted by an Investment Manager if the Master Trustee knowingly participated in or knowingly undertook to conceal such act or omission, knowing such act or omission constituted a breach of fiduciary duty by the Investment Manager. In the event that the Master Trustee has actual knowledge of any act or omission of an Investment Manager which constitutes a violation of ERISA or this Agreement, it shall immediately notify the Named Fiduciary in writing thereof.

         5.3 Brokerage. With respect to the securities of any Investment Fund, (or Sub-Fund), the Investment Manager appointed for such Investment Fund (or Sub-Fund) shall have sole and exclusive authority to designate from time to time the broker or brokers through whom transactions will be effected. Such Investment Manager will determine the rate or rates to be paid for brokerage services. Such Investment Manager may select brokerage firms providing research

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or other services, where rates may be higher than those charged by other brokers who provide more limited services or who are not considered to provide the same quality of execution. If an Investment Manager selects one or more brokers that are affiliates of the Investment Manager, such Investment Manager shall comply with Prohibited Transaction Class Exemption 86-128 under ERISA and Rule
11a2-2(T) under the Securities Exchange Act of 1934, to the extent applicable, and with any other applicable law.

         5.4 Standard of Care. The Master Trustee shall discharge its duties under this Agreement with the care and skill required under ERISA with respect to such duties. Except as provided by ERISA, the Master Trustee shall not be responsible or liable for any losses or damages suffered by the Master Trust Fund arising as a result of the insolvency of any custodian, subtrustee or subcustodian, except to the extent the Master Trustee was negligent in its selection or continued retention of such entity.

         5.5 Force Majeure. Except as provided otherwise by ERISA and notwithstanding anything in this Agreement to the contrary, the Master Trustee shall not be responsible or liable for its failure to perform under this Agreement or for any losses to the Master Trust Fund resulting from any event beyond the reasonable control of the Master Trustee, its agents or subcustodians, including but not limited to nationalization, strikes, expropriation, devaluation, seizure, or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the Master Trust Fund's property; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism, insurrection or revolution; or acts of God; or any other similar event.

                          SECTION 6. - INVESTMENT FUNDS
                          -----------------------------

         6.1 Establishment of Investment Funds. The Master Trust Fund shall consist of such one or more separate Investment Funds as the Named Fiduciary may establish from time to time. The Named Fiduciary shall establish each such Investment Fund by delivery of written notice thereof to the Trustee. Each such notice shall set forth (i) the name of the Investment Fund it establishes, (ii) the effective date of such Investment Fund's establishment, and (iii) the types of property in which the assets of such Investment Fund may be invested; provided that the Named Fiduciary (not the Master Trustee) shall be solely responsible for monitoring each Investment Manager's compliance with (iii). Each such Investment Fund shall be separately held, managed, administered, valued, invested, reinvested, distributed, accounted for, and otherwise dealt with hereunder. The Named Fiduciary may terminate an Investment Fund and/or Investment Manager by providing prior written notice to the Master Trustee as agreed by the Named Fiduciary and the Master Trustee. As of the Valuation Date next following the effective date of such termination, all of the interests of each such Participating Trust shall be withdrawn from such Investment Fund pursuant to Section 8.

         6.2 Permissible Types of Investments. Subject to the investment objectives, guidelines, and restrictions established by the Named Fiduciary for any particular Investment Fund pursuant to Section 6.1, the Investment Manager of each Investment Fund (or Sub-Fund) may in its sole discretion, as it deems proper, cause any or all of the assets of such Investment Fund (or Sub-Fund) to be invested in any property, real or personal, or part interest therein, wherever situated, without being limited to the classes of property in which trustees are authorized to invest trust funds by any law or any rule of court of any State and without regard to the proportion any such property may bear to the entire amount of the DB/DC Master Trust. The Named Fiduciary shall be solely responsible for monitoring and reviewing the performance of each Investment Manager, including, without limitation, for assuring that the Investment Manager is complying with the applicable investment objectives, guidelines and restrictions and is otherwise acting within the scope of its authority. The Master Trustee shall have no responsibility to perform any such review or monitoring functions with respect to the Investment Managers.

         6.3 Cash and Cash Balances. The Master Trust shall invest cash in any Investment Fund (or Sub-Fund), as directed by the Investment Manager of such Investment Fund (or Sub-Fund), in short-term investments including, without limitation, deposits in, or short-term instruments of, the Master Trustee (or any affiliate of the Master Trustee) or any custodian (or any affiliate of any custodian), or in one or more short-term collective investment funds administered by the Master Trustee (or any affiliate of the Master Trustee) or any custodian (or any affiliate of any custodian) as trustee thereof for the collective investment of assets of employee pension or profit sharing trusts, as long as each such collective investment fund is available for the investment of assets of directed accounts and such fund constitutes a qualified trust under the applicable provisions of the Code (and while any portion of such Investment Fund or Sub-Fund is so invested, such collective investment funds shall constitute part of the applicable pension or profit-sharing plans, and the instrument creating such funds shall constitute part of this Agreement). Except as provided in Section 8, all income from such deposits, short-term instruments, or short-term collective investment funds shall be added to the Investment Fund (or Sub-Fund) to which it is allocable.

                 SECTION 7. - UNITS OF PARTICIPATION; VALUATION
                 ----------------------------------------------

         7.1 Units of Participation. Subject to the provisions of Section 8 for the purpose of maintaining the beneficial interests of the Participating Trusts in the Master Trust Fund, each Investment Fund of the Master Trust Fund shall be divided into units of participation ("Units"), and the beneficial interest of each Participating Trust in each Investment Fund shall be expressed by the number of Units and fractions of a Unit allocated to it as hereinafter set forth. The Master Trustee shall maintain an account to which shall be credited the number of Units of each Investment Fund allocated to each Participating Trust. Each Unit in a particular Investment Fund shall have a proportionate interest in such Investment Fund and none shall have priority or preference over any other.

         7.2 Valuation of Investment Funds. The Master Trustee shall determine the value of each Investment Fund and the Units thereof in United States Dollars as of the close of business on each business day. A business day shall mean any day on which securities are traded on the New York Stock Exchange. Each day as of which such value is determined is referred to herein as a "Valuation Date." As of each Valuation Date the Trustee shall determine the total value of the assets of each Investment Fund on the basis of the Valuation Rules set forth in Section 7.4.

         7.3 Valuation of Units. The initial value of each Unit of each Investment Fund shall be ten dollars ($10.00). Thereafter, the value of each Unit of each Investment Fund shall be determined by dividing the net value of the assets of the Investment Fund, as established as of a Valuation Date under

Section 7.2, by the number of Units outstanding on such Valuation Date, as reported to the Master Trustee by the Named Fiduciary or its agent. For purposes of valuation, the net value of the assets of the Investment Fund shall equal the aggregate value of the assets of the Investment Fund less the value of the accrued liabilities incurred by the Investment Fund. The Unit value shall be determined as of each Valuation Date before taking into account additions to and withdrawals from the Investment Fund occurring as of such Valuation Date.

         As of any Valuation Date, the Named Fiduciary may direct the Master Trustee to make a uniform change in the number of all outstanding Units of any Investment Fund, either by creating a larger number of smaller Units or a smaller number of larger Units, having an aggregate current value at that Valuation Date equal to the current value at that Valuation Date of such Investment Fund.

         7.4 Valuation Rules. The assets of each Investment Fund shall be determined, and securities shall be valued, by the Master Trustee as of each Valuation Date on the basis of the following valuation rules:

                  (a) The Master Trustee shall use its customary procedures to price the assets comprising the Investment Fund on a Valuation Date. In certain circumstances when prices are not available, the Master Trustee shall require the Named Fiduciary or its investment manager to direct the Master Trustee as to a price to be used, and the Master Trustee shall be protected in relying upon such direction in determining the price.

                  (b) Upon request of the Master Trustee, the Investment Manager of an Investment Fund (or Sub-Fund) holding securities or other property shall certify the value of any such securities or other property held in the DB/DC Master Trust, and such certification shall be regarded as a direction of the Investment Manager.

                  (c) Notwithstanding anything herein contained to the contrary, for the purposes of valuing the assets of the DB/DC Master Trust, the Master Trustee may retain such one or more pricing services (whether or not affiliated with the Master Trustee) as the Master Trustee shall deem advisable and the Master Trustee shall not have the duty to confirm or validate any information or valuation provided by any such pricing services, nor shall the Master Trustee be responsible or liable for any act or omission of any such pricing service selected by it, in the absence of negligence by the Master Trustee.

                  (d) The Named Fiduciary shall cause each Investment Manager to access the Master Trustee's on-line system to review and approve or reconcile by an agreed time on each Valuation Date the Investment Fund's (or Sub-Fund's) investment transactions affecting the Investment Fund (or Sub-Fund) since the prior Valuation Date. Failure of the Investment Manager to notify the Master Trustee of a change by an agreed time shall constitute approval. The Master Trustee shall be entitled to conclusively rely upon such approval or reconciliation in determining the Unit value of the Investment Fund.

                  (e) In the event that there has been a misstatement of a Unit value on any Valuation Date, the Master Trustee shall not be required to restate such Unit value unless the discrepancy is material. For purposes of this Agreement, "material" shall mean any discrepancy exceeding or equaling one-tenth of one percent (.001) of the Unit value after comparing the stated Unit value to the corrected Unit value. Units transacted on a misstatement of Unit value shall be restated using the corrected Unit value. If any material misstatement results in a loss to the Investment Fund, the Master Trustee shall be responsible to the Investment Fund for such loss only to the extent that such loss is directly caused by the negligence of the Master Trustee.

                     SECTION 8. - ADDITIONS AND WITHDRAWALS
                     --------------------------------------

         8.1 Additions and Withdrawals. No addition to or withdrawal from any Investment Fund by a Participating Trust shall be permitted except on the basis of the Unit value determined as prescribed in Section 7.3 hereof. No addition to or withdrawal from an Investment Fund shall be made except as of a time immediately after the close of business on the Valuation Date on which such Unit value is determined, pursuant to notice or direction from the Named Fiduciary (or an agent designated by the Named Fiduciary) to the Master Trustee by a time mutually agreed by the Named Fiduciary and the Master Trustee. No such notice or direction may be canceled or countermanded after the agreed upon time. Notwithstanding the foregoing, any addition or withdrawal processed in error shall be corrected on the basis of the Unit value of the Valuation Date on which the error occurred.

         Additions to an Investment Fund (including a Participating Trust's initial purchase of Units in such Investment Fund) shall be made by a Participating Trust in cash or in securities acceptable to the Named Fiduciary and the Master Trustee. The number of Units of such Investment Fund to be assigned to the Participating Trust with respect to an addition shall be equal to (a) the amount of such cash, if any, plus the value of such securities, if any, at the close of business on the Valuation Date, divided by the Unit value computed as of the close of business on the Valuation Date.

         Withdrawals from an Investment Fund shall be made in cash, except to the extent that the Named Fiduciary determines that particular withdrawals are to be made in kind (in whole or in part). In the case of a withdrawal which is to be made in kind in whole or in part, the Named Fiduciary shall have absolute discretion as to the selection of the securities of the Investment Fund to be transferred to the withdrawing Participating Trust in satisfaction of the in kind portion of such withdrawal. The cash to be paid or securities to be transferred to a Participating Trust with respect to a withdrawal made as of a Valuation Date from an Investment Fund shall have an aggregate value, determined as of the close of business on such Valuation Date, equal to the Unit value multiplied by the number of Units redeemed.

         The Master Trust Fund shall transfer to a Participating Trust making a withdrawal from an Investment Fund as of a Valuation Date the cash and/or securities constituting payment of the withdrawal as if such transfer had been completed on such Valuation Date. The Master Trustee may, in its discretion, or shall, to the extent directed by the Named Fiduciary, withhold a portion of any withdrawal to secure the payment of the compensation of the Master Trustee or the Investment Manager(s) of such Investment Fund, if such compensation exceeds the value of the property which would be remaining in the Master Trust after such withdrawal is made, due or to become due with respect to the Participating Trust concerned. Any such withheld portion shall be invested in short-term investments specified by the Named Fiduciary, for the account of the Participating Trust, as described in Section 6.3 until such compensation has been paid.

         8.2 Investment Cash in Short-Term Investment Funds of the Master Trustee. If the Master Trustee receives cash from a Participating Trust prior to a Valuation Date for the purpose of an addition to the Master Trust Fund or an Investment Fund (including cash received as a result of a withdrawal by such Participating Trust from a different Investment Fund), the Trustee, as directed by the Named Fiduciary, shall temporarily invest such cash in one or more short-term collective investment funds as described in Section 6.3 (and subject to the requirements described in that Section). All income credited to the

Participating Trust from such short-term collective investment funds shall be taken into account in determining the number of Units to be assigned to the Participating Master Trust as of the Valuation Date, as described in Section 8.1.

                    SECTION 9. - REPORTING AND RECORDKEEPING
                    ----------------------------------------

         9.1 Accountings by Master Trustee. The Master Trustee shall maintain the records of the DB/DC Master Trust and each Investment Fund on the basis of a fiscal year ending December 31st of each year.

         The Master Trustee shall keep accurate and detailed records of all transactions involving the Master Trust Fund, and the respective Investment Funds (and Sub-Funds). The Master Trustee shall make such records available for inspection and audit at all reasonable times at the principal office of the Master Trustee by any person designated by the Named Fiduciary. The Master Trustee shall furnish to the Named Fiduciary, no less frequently than annually, an opinion of the Master Trustee's public accounting firm as to the adequacy of the Master Trustee's internal accounting procedures and controls.

         The Master Trustee shall render a monthly account at a time mutually agreed upon by the Named Fiduciary and the Master Trustee after the last Valuation Date of each calendar month to the Named Fiduciary showing, as of such Valuation Date, the number of Units then held by the Participating Trusts in each Investment Fund, the then value of each Unit and the number of Units purchased or redeemed by each Participating Trust with regard to each Investment Fund during such calendar month.

         The Master Trustee shall also render an annual account to the Named Fiduciary within an agreed time after December 31 of each fiscal year. Such annual account shall consist of a statement of the assets held in each Investment Fund (and each Sub-Fund) of the Master Trust Fund and the fair market value of each such asset as of the close of the fiscal year, and a summary of the transactions of each Investment Fund (and Sub-Fund) of the Master Trust Fund since the Master Trustee's last annual account. The Master Trustee shall provide a similar account to the Named Fiduciary and to the trustee of each Participating Trust having an interest in the Investment Fund to which such account relates, within a reasonable time following termination of the Master Trust Fund.

         Except as provided in Section 9.3 hereof, the Master Trustee shall not be required to render any account, annually or otherwise, in any court. The Named Fiduciary, the Investment Managers, the trustees of the Participating Trusts, and the Master Trustee shall provide each other with such other reports and information as may reasonably be requested by any of them.

         9.2 Review of Reports. If, within one year after the Master Trustee mails to the Named Fiduciary an account, report or statement with respect to the Master Trust Fund, the Named Fiduciary has not given the Master Trustee written notice of any exception or objection thereto, the account, report or statement, as the case may be, shall be deemed to have been approved, and in such case, the Master Trustee shall not be liable for any matters in such account, report or statement. The Named Fiduciary or its agent shall have the right at its own expense and with prior written notice to the Master Trustee, to inspect the Master Trustee's books and records directly relating to the Master Trust Fund during normal business hours.

         9.3 Non-Fund Assets. The duties of the Master Trustee hereunder shall be limited to the assets held in the Master Trust Fund, and the Master Trustee shall have no duties with respect to assets held by any other person including, without limitation, the trustees of the Participating Trusts or any other trustee for the Plans. The Company and the Named Fiduciary hereby agree that the Master Trustee shall not serve as, and shall not be deemed to be, a co-trustee under any circumstances.

          SECTION 10. - COMPENSATION, EXPENSES, TAXES, INDEMNIFICATION
          ------------------------------------------------------------

         10.1 Compensation and Expenses. The Master Trustee shall be entitled to compensation for services under this Agreement as mutually agreed. The Named Fiduciary acknowledges that, as part of the Master Trustee's compensation, the Master Trustee may earn interest on balances, including without limitation, disbursement balances and balances arising from purchase and sale transactions, provided that the Master Trustee shall not earn balances on funds listed as assets of the Master Trust. The Master Trustee shall also be entitled to reimbursement for reasonable expenses incurred by it in the discharge of its duties under this Agreement. All such fees and expenses shall be charged to and collected from the Fund unless paid by the Company.

         If the Master Trustee advances cash or securities for any purpose, including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Master Trustee shall incur or be assessed taxes, interest, charges, expenses, assessments, or other liabilities in connection with the performance of this Agreement, except such as may arise from its own negligent action, negligent failure to act or willful misconduct, any property at any time held for the Master Trust Fund shall be security therefor and the Master Trustee shall be entitled to collect from the Fund sufficient cash for reimbursement, and if such cash is insufficient, dispose of the assets of the Master Trust Fund to the extent necessary to obtain reimbursement. To the extent the Master Trustee advances funds to the Master Trust Fund for disbursements or to effect the settlement of purchase transactions, the Master Trustee shall be entitled to collect from the Master Trust Fund either (i) with respect to domestic assets, an amount equal to what would have been earned on the sums advanced (an amount approximating the "federal funds" interest rate) or
(ii) with respect to non-domestic assets, the rate applicable to the appropriate foreign market.

         10.2 Tax Obligations. To the extent an Authorized Party has provided necessary information to the Master Trustee, the Master Trustee shall use reasonable efforts to assist such Authorized Party with respect to any Tax Obligations. The Named Fiduciary shall cause each Authorized Party to notify the Master Trustee in writing of any Tax Obligations. Notwithstanding the foregoing, the Master Trustee shall have no responsibility or liability for any Tax Obligations now or hereafter imposed on the Company or the Master Trust Fund by any taxing authorities, domestic or foreign, except as provided by applicable law.

         To the extent the Master Trustee is responsible under any applicable law for any Tax Obligation, the Named Fiduciary shall cause the appropriate Authorized Party to inform the Master Trustee of all Tax Obligations, shall direct the Master Trustee with respect to the performance of such Tax Obligations, and shall provide the Master Trustee with the necessary funds and all information required by the Master Trustee to meet such Tax Obligations. All such Tax Obligations shall be paid from the Master Trust Fund unless paid by the Company.

         10.3     Indemnification.

                  (a) Subject to such limitations as may be imposed by ERISA or other applicable law, the Plan will indemnify and hold harmless the Master Trustee of and from any liability or expense in connection with or arising out of:

                           (i) any action taken or omitted in good faith with respect to any investment or disbursement of any part of the Master Trust Fund made by the Master Trustee in accordance with directions of the Named Fiduciary or any inaction with respect to any Named Fiduciary in the absence of directions from the Named Fiduciary therefore, except with respect to the lending of securities, which shall be governed by a separate agreement, or investment of uninvested cash balances (to the extent no directions are received), or

                           (ii) any action taken or omitted in good faith by the Master Trustee with respect to any Investment Fund in accordance with any direction of the Investment Manager or any inaction with respect to any such Investment Fund in the absence of directions from the Investment Manager, except with respect to the lending of securities, which shall be governed by a separate agreement, or investment of uninvested cash balances (to the extent no directions are received), or

                           (iii) any action taken in good faith by the Master Trustee pursuant to a notification of an order to purchase or sell securities issued by an Investment Manager or the Named Fiduciary directly to a broker or dealer.

Anything hereinabove to the contrary notwithstanding, the Plan shall have no responsibility to the Master Trustee under the foregoing undertaking with respect to any actions or failures to act by persons engaged directly by the Master Trustee (without direction of the Named Fiduciary or an Investment Manager) pursuant to this Agreement (including, but not limited to, custodians or other depositories and persons employed pursuant to this Agreement), or if the Master Trustee knowingly participated in or knowingly undertook to conceal any act or omission of the Named Fiduciary, Investment Manager or other "fiduciary" as defined in ss.3(21) of ERISA, if the Master Trustee knew or should have known such act or omission constituted a breach of fiduciary responsibility, or if the Master Trustee fails to perform any of the duties agreed to be undertaken by it pursuant to the provisions of this Agreement, or if the Master Trustee fails to act in conformity with the lawful directions of an Authorized Party of the Named Fiduciary or an Investment Manager.

                  (b) Subject to such limitations as may be imposed by ERISA or other applicable law, and the prior written approval of the Named Fiduciary, in addition to the fees and expenses set forth in this Agreement, the Named Fiduciary may, in its sole discretion, direct the Master Trustee to advance reasonable and necessary fees and expenses (including reasonable attorneys fees and disbursements) from the Master Trust Fund to the Master Trustee or Investment Manager in connection with any claim, action, suit or proceeding or appeal therefrom, whether civil, criminal, administrative, investigative or otherwise, brought against a trustee or Investment Manager with respect to the affairs of the Master Trust Fund in advance of the final disposition of any such claim, action, suit or proceeding or appeal therefrom, provided that if it shall be determined that such Master Trustee or Investment Manager breached a fiduciary duty owed to the Plan or a responsibility owed to the Plan under this Agreement, such Master Trustee or Investment Manager shall repay such advance to the Master Trust Fund with interest.

                  (c) To the extent that the Master Trustee is not indemnified pursuant to subsections 10.3(a) or (b) above, the Company shall indemnify and hold harmless the Master Trustee from and against any loss, costs, damages or expenses including without limitation reasonable attorneys' fees and expenses which the Master Trustee may incur or pay out by reason of any alleged or actual act, or failure to act, on the part of the Company or other Named Fiduciary, or any Investment Manager, whether or not the Master Trustee may also be considered liable for that person's alleged or actual act or failure to act underss.405 of ERISA, unless the Master Trustee had actual knowledge that such act or omission constituted a violation of ERISA or this Agreement, or if the loss, costs, damages or expenses resulted from the failure of the Master Trustee to perform any of the duties agreed to be undertaken by it pursuant to the provisions of the Agreement, or negligence or willful misconduct in performing such duties. This indemnification shall survive the termination of this Agreement.

                  SECTION 11. - AMENDMENT, RESIGNATION, REMOVAL
                  ---------------------------------------------

         11.1 Amendment. This Agreement may be amended by written agreement signed by the parties hereto.

         11.2 Removal or Resignation of Master Trustee. The Master Trustee may be removed with respect to all or part of the Master Trust Fund upon receipt of sixty (60) days' written notice (unless a shorter or longer period is agreed upon) from the Named Fiduciary. In the event the Named Fiduciary fails to appoint a successor trustee within sixty (60) days of receipt of written notice of removal, the Master Trustee reserves the right to seek the appointment of a successor trustee from a court of competent jurisdiction. The Master Trustee may resign as Master Trustee hereunder upon sixty (60) days' written notice (unless a shorter or longer period is agreed upon) delivered to the Named Fiduciary. In the event the Named Fiduciary fails to appoint a successor trustee within sixty
(60) days of receipt of written notice of resignation, the Master Trustee shall continue to serve as Master Trustee for an additional thirty (30) days after which the Master Trustee reserves the right to seek the appointment of a successor trustee from a court of competent jurisdiction. In the event of such removal or resignation, a successor trustee will be appointed by the Named Fiduciary and the retiring Master Trustee shall transfer the Master Trust Fund, less such amounts as may be reasonable and necessary to cover its compensation and expenses. The Master Trustee shall have no duties, responsibilities or liability with respect to the acts or omissions of any successor trustee. Any compensation paid to the Master Trustee in advance shall be prorated to the date of resignation or removal of the Master Trustee, and any unearned portion thereof shall be repaid by the Master Trustee to the Master Trust.

                       SECTION 12.- ADDITIONAL PROVISIONS
                       ----------------------------------

         12.1 Loss of Qualification. The Company shall promptly notify the Master Trustee of any determination by the Internal Revenue Service that any Plan has ceased to be qualified under ss. 401(a) of the Code. Upon such event or in the event that any Plan shall otherwise cease to become qualified, the equitable share of such Plan participating in the Master Trust Fund shall be promptly segregated and withdrawn from the Master Trust Fund.

         12.2 Assignment or Alienation. Except as may be provided by law, the Master Trust Fund shall not be subject to any form of attachment, garnishment, sequestration or other actions of collection afforded creditors of the Company, participants or beneficiaries under any of the Plans.

         12.3 Successors and Assigns. Neither the Company nor the Master Trustee may assign this Agreement without the prior written consent of the other, except that the Master Trustee may assign its rights and delegate its duties hereunder to any corporation or entity which directly or indirectly is controlled by, or is under common control with, the Master Trustee upon notification to the Company. This Agreement shall be binding upon, and inure to the benefit of, the Company and the Master Trustee and their respective successors and permitted assigns. Any entity which shall by merger, consolidation, purchase, or otherwise, succeed to substantially all the trust business of the Master Trustee shall, upon such succession and without any appointment or other action by the Company or the Named Fiduciary, be and become successor trustee hereunder, upon notification to the Company.

         12.4 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Colorado (without regard to any conflict of laws provision)to the extent not preempted by ERISA or other applicable Federal law. The actual administration of the Master Trust Fund may be conducted in such location within the United States, and the location of its assets (or indicia of ownership thereof) may be changed within the United States (unless the provisions of ss.404(b) of ERISA and the regulations thereunder are complied with, in which case, the location of certain assets may be maintained outside the jurisdiction of the district courts of the United States), as the Named Fiduciary and the Master Trustee shall mutually agree from time to time. Upon any such change in the location of the administration of the assets of the DB/DC Master Trust, the Named Fiduciary may agree that the Master Trust Fund shall cease to be administered, governed, and interpreted in accordance with the laws of Colorado, or the laws of such other jurisdiction as may then be applicable to the DB/DC Master Trust, and shall, instead be administered, governed and interpreted in accordance with the laws of the jurisdiction to which the administration of the assets of the Master Trust Fund have been transferred.

         12.5 Necessary Parties. The Master Trustee reserves the right to seek a judicial or administrative determination as to its proper course of action under this Agreement. Nothing contained herein will be construed or interpreted to deny the Master Trustee, the Named Fiduciary or the Company the right to have the Master Trustee's account judicially determined. To the extent permitted by law, only the Master Trustee, the Named Fiduciary and the Company shall be necessary parties in any application to the courts for an interpretation of this Agreement or for an accounting by the Master Trustee, and no participant under any of the Plans or other person having an interest in the Master Trust Fund shall be entitled to any notice or service of process. Any final judgment entered in such an action or proceeding shall, to the extent permitted by law, be conclusive upon all persons.

         12.6 No Third Party Beneficiaries. The provisions of this Agreement are intended to benefit only the parties hereto, their respective successors and assigns, and participants and their beneficiaries under the Plans. There are no other third party beneficiaries.

         12.7 Representations. The Company and the Master Trustee hereby each represent and warrant to the other that it has full authority to enter into this Agreement upon the terms and conditions hereof and that the individual executing this Agreement on its behalf has the requisite authority to bind the Company, the Named Fiduciary, or the Master Trustee to this Agreement.

         12.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument and may be sufficiently evidenced by one counterpart.

                                    EXHIBIT A

                                Named Fiduciaries



The Investment Committee (or its delegate) is the named fiduciary of the Plans responsible for the appointment and removal of one or more trustees, for establishing, revising and monitoring asset allocation ranges for the Plans, approving or vetoing private equity placements in excess of $50 million, approving processes and policies for payment of Plan expenses and approving reimbursement of expenses of the Company and its Subsidiaries, including QAM, approving derivative policies, and approving the general investment strategies utilized by QAM with respect to assets directly managed by QAM.

The Employee Benefits Committee is the named fiduciary responsible for the administration of the Plans and for directing the Trustee concerning all distributions from the Master Trust Fund in accordance with the provisions of the Plans.

Qwest Asset Management Company ("QAM") is the named fiduciary for all purposes of the management and investment of Plan assets other than those responsibilities of the Investment Committee. Such powers shall include, but are not limited to, the authority to enter into trust agreements, appointing, removing and monitoring investment managers and other persons appropriate for trust management. QAM shall also have the responsibility of monitoring the performance of the Trustee.

This Exhibit A shall be deemed amended to the extent a Plan's provisions regarding the Named Fiduciaries and their duties are amended without requiring formal amendment of the DB/DC Master Trust.

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

                                    EXHIBIT B

                            CROSS-TRADING INFORMATION

As part of the cross-trading program covered by the Exemption for Mellon Bank, N.A. and its affiliates, Mellon Bank, N.A. is to provide to each affected employee benefit plan the following information:

         I        The existence of the cross-trading program
                  ------------------------------------------

                  Mellon Bank, N.A. has developed and intends to utilize, wherever practicable, a cross-trading program for Indexed Accounts and Large Accounts as those terms are defined in the Exemption.

         II       The "triggering events" creating cross-trade opportunities
                  ----------------------------------------------------------

                  In accordance with the Exemption three "triggering events" may create opportunities for cross-trading transactions. They are generally the following (see the Exemption for more information):

                  1) change in the composition or weighting of the index by the independent organization creating and maintaining the index;

                  2) A change in the overall level of investment in an Indexed Account as a result of investments and withdrawals on the account's opening date, where the Account is a bank collective fund, or on any relevant date for non-bank collective funds; provided, however, a change in an Indexed Account resulting from investments or withdrawals of assets of Mellon Bank, N.A.'s own plans (other than Mellon Bank, N.A.'s defined contribution plans under which participants may direct among various investment options, including Indexed Accounts) are excluded as a "triggering event"; or

                  3) A recorded declaration by Mellon Bank, N.A. that an accumulation of cash in an Indexed Account attributable to interest or dividends on, and/or tender offers for, portfolio securities equal to not more than 0.5% of the Account's total value has occurred.

         III      The pricing mechanism utilized for securities purchased or
                  ----------------------------------------------------------
                  sold
                  ----

                  Securities will be valued at the current market value for the securities on the date of the crossing transaction.

                  Equity securities - the current market value for the equity security will be the closing price on the day of trading as determined by an independent pricing service; unless the security was added to or deleted from an index after the close of trading, in which case the price will be the opening price for that security on the next business day after the announcement of the addition or deletion.

                  Debt securities - the current market value of the debt security will be the price determined by Mellon Bank, N.A. as of the close of the day of trading according to the Securities and Exchange Commission's Rule 17a-7(b)(4) under the Investment Company Act of 1940. Debt securities that are not reported securities or traded on an exchange will be valued based on an average of the highest current independent bids and the lowest current independent offers on the day of cross trading. Mellon Bank, N.A. will use reasonable inquiry to obtain such prices from at least three independent sources that are brokers or market makers. If there are fewer than three independent sources to price a certain debt security, the closing price quotations will be obtained from all available sources.

         IV.      The allocation methods
                  ----------------------

                  Direct cross-trade opportunities will be allocated among potential buyers or sellers of debt or equity securities on a pro rata basis. With respect to equity securities, please note Mellon Bank, N.A. imposes a trivial share constraint to reduce excessive custody ticket charges to participating accounts.

         V.       Other procedures implemented by Mellon Bank, N.A. for its
                  ---------------------------------------------------------
                  cross-trading practices
                  -----------------------

                  Mellon Bank, N.A. has developed certain internal operational procedures for cross trading debt and equity securities. These procedures are available upon request.

40